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                                                                  Exhibit (c)(1)


                           BANK OF BOSTON CORPORATION

                               Subordinated Notes


                                 TERMS AGREEMENT

                                                         Dated:  January 5, 1994

To:  Bank of Boston Corporation
     100 Federal Street
     Boston, Massachusetts  02110

Re:  Underwriting Agreement dated August 6, 1992

Dear Sirs:

     We (the "Underwriters") understand that Bank of Boston Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its subordinated debt securities (the "Debt Securities"). This Agreement is the Terms Agreement referred to in the underwriting agreement dated August 6, 1992 (the "Underwriting Agreement"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the respective amounts of Debt Securities set forth on Annex A hereto.


                                 Debt Securities

Title of Debt Securities:   6 5/8% Subordinated Notes Due 2004
Principal amount to be issued:   $300,000,000

Senior or Subordinated:   Subordinated

Currency:   U.S. Dollars

Current ratings:   Standard & Poor's Corporation:  BBB
Moody's Investors Services, Inc.:  Baa2




































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Interest rate or formula:   Semiannually in arrears

Interest payment dates:   February 1 and August 1 of each year, commencing on
August 1, 1994

Date of maturity:   February 1, 2004

Redemption provisions:   None

Sinking fund requirements:   None

Initial public offering price:   99.48% of the principal amount, plus accrued
interest, if any, from
     January 12, 1994

Purchase price:   98.83% of the principal amount, plus accrued interest, if any, from
     January 12, 1994 (payable in same day funds)

Listing requirement:   None

Conversion provisions:   None

Exchange provisions:   None

Closing date and location:   January 12, 1994 in Boston, MA

Additional representations, if any:   None

Lock-up provisions: The Company may not issue any other debt securities having a maturity greater than 270 days between the date hereof and the Closing Date.

Number of Option Securities, if any:   None

Other terms and conditions:   None









































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     Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the Debt Securities set forth opposite its name.

     This Agreement shall be governed by the laws of the State of New York.

     If the foregoing is in accordance with your understanding of the agreement between you and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.


                              Very truly yours,

                              Merrill, Lynch, Pierce, Fenner & Smith
                                Incorporated
                              Donaldson, Lufkin & Jenrette
                                Securities Corporation
                              Goldman, Sachs & Co.
                              PaineWebber Incorporated
                              Wertheim Schroder & Co. Incorporated


                              By: /S/  MICHAEL GEITZ
                              ----------------------------
                                Michael Geitz
                                Managing Director


Confirmed and accepted as of
the date first above written:

BANK OF BOSTON CORPORATION

By: /S/  BRADFORD H. WARNER
- ------------------------------
  Bradford H. Warner
  Department Executive, Treasury




































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                                      Annex A



                                   Aggregate Principal
Name of Underwriter           Amount of Debt Securities

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                      $60,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation             60,000,000
Goldman, Sachs & Co.                 60,000,000
PaineWebber Incorporated             60,000,000
Wertheim Schroder & Co.              60,000,000

                                  -------------

  Total                            $300,000,000